HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5111--Fax (508) 337-5175

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               April 24, 1996

      The Annual Meeting of Stockholders of the Company will be held on April 24, 1996, at 11:00 a.m. at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

      1.   To elect a Board of Directors.
      2.   To consider and approve the Company's 1996 Equity Incentive Plan.
      3. To consider and approve the Company's 1996 Stock Option Plan for Non-Employee Directors.
      4. To ratify the appointment of Coopers & Lybrand, L.L.P. as the Company's independent accountants for the current fiscal year.
      5. To transact such other business as may properly come before the meeting.

      Only stockholders of record at the close of business on March 18, 1996, will be entitled to notice of and to vote at this meeting.



                                       Beverly L. Armell
                                       Secretary

Mansfield, Massachusetts
March 25, 1996

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                        HELIX TECHNOLOGY CORPORATION
                         Mansfield Corporate Center
                            Nine Hampshire Street
                          Mansfield, MA 02048-9171
                Telephone (508) 337-5111--Fax (508) 337-5175

                               PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Bank of Boston, 100 Federal Street, Boston, Massachusetts, on April 24, 1996, at 11:00 a.m., and any adjournments thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to stockholders on or about March 25, 1996.

      The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on March 18, 1996. As of that date there were 9,796,144 shares of Common Stock, $1.00 par value per share (the "Common Stock"), of the Company outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

      If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted FOR all nominees for the Board of Directors, FOR the approval of the Company's 1996 Equity Incentive Plan, FOR the approval of the Company's 1996 Stock Option Plan for Non-Employee Directors, FOR the appointment of Coopers & Lybrand, L.L.P. and in accordance with the judgment of the persons named in the form of Proxy as to any other business as may properly come before the meeting. Stockholders who execute Proxies may revoke them by notifying Beverly L. Armell, the Secretary of the Company, at any time prior to the voting of the Proxies.

                                PROPOSAL ONE

                       ELECTION OF BOARD OF DIRECTORS

Nominees

      A board of seven (7) Directors will be elected by stockholders represented and entitled to vote at the meeting. Each Director shall be elected by a plurality of the votes cast at the Annual Meeting. Votes withheld, abstentions and non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) will not be counted.Directors will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Management does not contemplate that any of the nominees will be unable to serve as a Director for any reason, but if that should occur, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS.GABRON, BERMAN, LAUENSTEIN AND LEPOFSKY AND DRS. SCHORR, SKINNER AND WRIGHTON TO THE BOARD OF DIRECTORS.

      The following information (except insofar as it is within the knowledge of the Company) has been obtained from the nominees:

                                                                Shares of
                                                                Common Stock
                                                                of the Company
                            Principal                           Beneficially       Percent
                            Occupation                Director  Owned as of        of Shares
Name                   Age  or Employment             Since     March 18, 1996(1)  Outstanding
----------------------------------------------------------------------------------------------

R. Schorr Berman*      47   Administrator and         1993      1,541,150(2)       15.73%
                            Chief Executive Officer
                            of Memorial Drive Trust,
                            a Qualified Tax-Exempt
                            Retirement Trust, and
                            President and Chief
                            Executive Officer of
                            MDT Advisers, Inc.

Frank Gabron*          65   Chairman of the Board     1980         98,900(3)        1.01%
                            of the Company

Milton C. Lauenstein   70   Chairman of the Board     1977         68,000(4)          **
                            Telequip Corporation

Robert J. Lepofsky*    51   President and Chief       1987        294,500(5)   	    2.96%
                            Executive Officer of
                            the Company

Marvin G. Schorr       71   Chairman of the Board     1982         54,400             **
                            Landauer, Inc.,
                            Tech/Ops Sevcon, Inc.,
                            and Tech/Ops Corporation

Wickham Skinner        72   Professor Emeritus        1972         37,000             **
                            Harvard Business
                            School

Mark S. Wrighton       46   Chancellor                1990          3,200             **
                            Washington University,
                            St. Louis

-------------------
<F1> *     Member of the Executive Committee.
<F2> **    Less than 1 percent of shares outstanding.
<F3> (1)   Includes shares of Common Stock owned by spouses and minor children of the named individuals and shares of Common Stock held by custodians for the benefit of such minor children. Depending on the facts of the individual case, beneficial ownership as to such shares may be disclaimed. Also includes shares that each named individual has the right to acquire within 60 days from March 18, 1996, through the exercise of options. The amounts listed include shares under such options as follows:
           Mr. Berman, 4,000; Mr. Gabron, 8,000; Mr. Lepofsky, 140,000; Dr. Skinner,
           8,000; and Dr. Wrighton, 2,000.
<F4> (2)   Includes 1,530,400 shares owned by Memorial Drive Trust of which
           Mr. Berman is Administrator and Chief Executive Officer and with respect to which he has shared voting and investment power (see "Stockholdings of
           Principal Stockholders and Management" below). Also includes 1,800 shares owned by Acorn Trust, of which Mr. Berman is trustee and with respect to which he has shared voting and investment power. Mr. Berman disclaims beneficial ownership of these shares.
<F5> (3)   Includes 60,000 shares owned by Mr. Gabron's wife, with respect to which shares Mr. Gabron disclaims beneficial ownership.
<F6> (4)   Includes 20,000 shares owned by a revocable trust for the benefit of Mr. Lauenstein and 8,000 shares owned by a revocable trust for the benefit of Mr. Lauenstein's wife. Also includes 40,000 shares owned by a charitable remainder trust, of which Mr. Lauenstein is a trustee.
<F7> (5)   Includes 20,000 shares held by Mr. Lepofsky as trustee for his children, with respect to which shares Mr. Lepofsky disclaims beneficial ownership.

      Mr. Gabron has served as Chairman of the Board since January 1981. He served as President of the Company from November 1980, to February 1987, and Chief Executive Officer of the Company from November 1980, to December 1988.

      Mr. Berman has served as Administrator and Chief Executive Officer of Memorial Drive Trust since 1992, and has also served as President of MDT Advisers, Inc., an investment and asset management company, since 1988, and, additionally, as Chief Executive Officer since 1993. From 1988 to 1992, Mr. Berman served as Assistant Administrator of Memorial Drive Trust. He currently serves as a Director of Arch Communications Group, Inc. In addition, he serves on the boards of several privately held firms.

      Mr. Lauenstein is a management consultant. He served as Chairman of the Board of the Company from May 1979 to January 1981, and currently serves as Director of Tech/Ops Sevcon, Inc., and as Chairman of the Board of Telequip Corporation.

      Mr. Lepofsky has served as President of the Company since February 1987, and as Chief Executive Officer of the Company since January 1989. He was Chief Operating Officer of the Company from December 1982 to December 1988, and was Senior Vice President from December 1982 to February 1987. Prior to December 1982, Mr. Lepofsky was a Vice President of the Company for two years.

      Dr. Schorr was President and Chief Executive Officer of Tech/Ops, Inc., from 1962 to 1987 and Chairman of the Board of that Company from 1981 to 1987. In 1987 Tech/Ops was reorganized into three companies: Landauer, Inc., Tech/Ops Sevcon, Inc., and Tech/Ops Corporation, of which the former two are publicly owned and the latter is privately owned. Dr. Schorr is Chairman of the Board of Directors of all three companies, which are manufacturers of technology-based products and services.

      Dr. Skinner is the James E. Robison Professor of Business
Administration Emeritus at the Graduate School of Business Administration, Harvard University, where he was a Professor for over 25 years. He serves as a Director of Wilevco, Inc., and United Timber.

      Dr. Wrighton is Chancellor of Washington University in St. Louis. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and holds the Ciba-Geigy Chair in Chemistry at M.I.T. He joined the faculty at M.I.T. in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989, he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as Director of Ionics, Inc., and O.I.S. Optical Imaging Systems, Inc.

Committees of the Board

      The Board of Directors has an Audit Committee consisting of Messrs. Berman, Gabron and Lauenstein, and a Human Resources and Compensation Committee consisting of Drs. Schorr, Skinner and Wrighton. The functions of the Audit Committee are to review the engagement of auditors, including the fee, scope, and timing of the audit and any other services rendered; to review policies and procedures with respect to internal controls; and to review the financial reporting process. The functions of the Human Resources and Compensation Committee include the review and approval of executive compensation and the administration and supervision of the Company's stock option and restricted stock plans. The Company does not have a nominating committee.

      During the year ended December 31, 1995, the Board of Directors held six meetings, the Audit Committee held three meetings and the Human Resources and Compensation Committee held three meetings. During the year, all Directors other than Mr. Lauenstein attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which they served.

                           EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid by the Company for services in all capacities for fiscal years ended December 31, 1995, 1994 and 1993, to the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company (all five hereinafter referred to as the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE

                                                         Long-Term
                                                         Compensation
                                                         Awards
                                                         ------------
                                                         Securities
                                    Annual Compensation  Underlying
                                    -------------------	 Stock Options  All Other
Name and Principal Position  Year   Salary    Bonus      (Shares)    	Compensation(1)
---------------------------------------------------------------------------------------

Robert J. Lepofsky           1995   $300,000  $125,000        -         $ 5,944
 President &                 1994    270,000    95,000        -           5,755
 Chief Executive Officer     1993    245,000    95,000        -          15,977

Gerald J. Fortier            1995    170,000    25,000        -           5,589
 Vice President              1994    160,000    24,000    8,000           5,132
                             1993    156,000    20,000        -          17,830

Robert E. Anastasi           1995    145,000    60,000        -           4,831
 Vice President              1994    132,000    40,000    8,000           4,781
                             1993    118,000    47,000        -          13,656

Ellen S. Nelson              1995    125,000    40,000   10,000           3,696
 Vice President              1994    110,000    33,000   12,000           2,596
                             1993     76,923    20,000   10,000              50

Stephen D. Allison           1995    109,096    35,000    7,500             419
 Vice President &
 Chief Financial Officer

-------------------
<F1>  Represents Company contributions under the Company's 401(k) Plan and premiums paid by the Company for excess group life insurance in 1993, 1994 and 1995 and Company contributions to the Company's Defined Contribution Plan in 1993. In February 1994, the Board of Directors resolved that, beginning in 1994, the Company would discontinue all contributions to the Company's Defined Contribution Plan; accordingly "All Other Compensation" amounts were lower in 1995 and 1994 than in 1993. See "Retirement Program."

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information concerning the Grant of Stock Options (also reported in the Summary Compensation Table) under the Company's 1981 Stock Option Plan during the fiscal year ended December 31, 1995, to the Named Executive Officers.

                                                                         Potential Realizable Value at
                     Number of   Percentage of                           Assumed Annual Rates of
                     Securities  Total Options                           Stock Price Appreciation for
                     Underlying  Granted to     Exercise                 Option Term(3)
                     Options     Employees in   Price        Expiration  -----------------------------
Name                 Granted     Fiscal 1995    (per share)  Date        5%($)     10%($)
------------------------------------------------------------------------------------------------------

Ellen S. Nelson      10,000(1)   57%            $16.75       02/15/2005  $105,000  $267,000

Stephen D. Allison    7,500(2)   43%            $27.875      04/19/2005   131,000   333,000

--------------------
<F1>  These options are exercisable in four equal annual cumulative installments beginning one year from the date of grant, which was February 16, 1995.
<F2>  These options are exercisable in four equal annual cumulative installments beginning one year from the date of grant, which was April 20, 1995.
<F3>  The 5% and 10% rates used are mandated by the Securities and
      Exchange Commission. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the values calculated by using these assumed appreciation rates.

                 STOCK EXERCISES AND FISCAL YEAR-END VALUES

      The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and the value of unexercised options held as of the end of the last fiscal year, December 31, 1995.

                                               Number of Securities
                                               Underlying Unexercised      Value of Unexercised
                                               Options Held at             In-the-Money Options at
                     Shares                    December 31, 1995           December 29, 1995(2)
                     Acquired on  Value        --------------------------  --------------------------
Name                 Exercise     Realized(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------------

Robert J. Lepofsky   160,000      $4,870,000   100,000      200,000(3)     $3,293,750   $6,975,000

Gerald J. Fortier          -               -    23,000        4,000           760,240      122,240

Robert E. Anastasi    18,000         456,115         -        4,000                 -      122,240

Ellen S. Nelson            -               -    13,500       18,500           429,679      480,466

Stephen D. Allison         -               -         -        7,500                 -       77,813

-------------------
<F1>  "Value Realized" represents the difference between the exercise price and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
<F2>  Based on the mean between the high and low prices for the Common
      Stock of the Company as quoted by the Nasdaq National Market on December 29, 1995 ($38.25), less the price to be paid upon exercise.
<F3>  Performance-related stock option. See "Compensation Committee
      Report" and "Employment Agreement." Based on 1995 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1996. On that date, the difference between the exercise price and the market price with respect to the 40,000 shares was $22.875 per share.

                             RETIREMENT PROGRAM

      Pension Plan. Contributions to the Company's Pension Plan, which is a defined benefit plan, are not included in the Summary Compensation Table because such contributions are made on an actuarial basis and cannot be separately calculated. Because this Plan is overfunded, a contribution was not required and not made in 1995. Employees who are at least 21 years of age with one year of service are eligible for this Plan. The following table sets forth estimated annual benefits, on a straight-life annuity basis, to persons in specified compensation and years-of-service categories, as if they had retired at age 65 at December 31, 1995:


      Average Qualified    Estimated Annual Pension
      Annual Compensation  Based on Years of Service Indicated
      on which Retirement  --------------------------------------
      Benefits Are Based   10 Years  20 Years  30 Years  40 Years
      -----------------------------------------------------------

      $ 50,000             $ 7,945   $15,890   $22,362   $27,362
       100,000              17,445    34,890    48,612    58,612
       150,000              26,945    53,890    74,862    89,862

      Compensation covered by the Plan includes salary and commissions but excludes bonuses or incentive awards, if any. Benefits under the Plan as set forth above are determined on a straight-life annuity basis based upon years of participation completed after December 31, 1978, and highest consecutive 60-month average compensation during the last 120 months of employment and are integrated with Social Security benefits. As of December 31, 1995, Messrs. Lepofsky, Fortier and Anastasi each had accrued 17 years of benefit service under the Plan and Ms. Nelson had accrued 1.9 years of such service.

      Defined Contribution Plan. On February 10, 1994, the Board of Directors decided, beginning in 1994, to discontinue future contributions to the Company's Defined Contribution Plan. Because the primary purpose of the Plan is to fund retirement benefits under the Pension Plan, this discontinuation of contributions to the Defined Contribution Plan will have little effect on the benefits available to employees who retire from the Company. In addition, all employees with an account balance in the Defined Contribution Plan were vested as of January 1, 1994, regardless of years of service. The Company now funds the Pension Plan directly and not by way of the Defined Contribution Plan.

      Supplemental Key Executive Retirement Plan. In 1992 the Company adopted a Supplemental Key Executive Retirement Plan which is designed to supplement benefits paid to participants under Company-funded tax-qualified retirement plans which benefits are otherwise limited with respect to highly paid employees by the Internal Revenue Code. In general, the plan provides that participants with 25 or more years of service will receive a supplemental annual pension from the Company equal to 50 percent of the greater of such participant's (i) average compensation (as described under "Pension Plan" above) or (ii) actual compensation during the 12 months prior to retirement, less all Company-funded retirement benefits. Benefits under the plan are reduced for participants with less than 25 years of service. In 1994, the Board of Directors included several key executives in this plan and the Company recorded additional retirement costs of $130,000 in connection with the plan in 1995.

                        COMPENSATION COMMITTEE REPORT

      The Human Resources and Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, disinterested Directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Named Executive Officers, as well as all stock option grants and restricted stock awards to all employees. All compensation actions taken by the Committee are reported to and approved by the full Board of Directors, excluding employee Directors. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel and management structure and organization. The Committee reviews and administers the Company's 1981 Stock Option Plan and the Company's 1985 Restricted Stock Plan. If approved by the stockholders, the Committee will review and administer the Company's 1996 Equity Incentive Plan, which will replace the Company's 1981 Stock Option Plan and the Company's 1985 Restricted Stock Plan with respect to future equity awards. If also approved by the stockholders, the Committee will review and administer the Company's 1996 Stock Option Plan for Non-Employee Directors, which will replace the Company's 1992 Stock Option Plan for Non-Employee Directors with respect to future equity awards. The Committee regularly reviews Executive Compensation Reports prepared by independent organizations in order to evaluate the appropriateness of its Executive Compensation Program.

      The Committee uses its base salary and performance-based bonus program for the Named Executive Officers to enhance short-term profitability and stockholder value and uses stock options and restricted stock awards to enhance long-term growth in profitability, return on equity and stockholder value. In order to meet these objectives, the Committee first sets base salaries for the Named Executive Officers based on a review of base salaries among competitive peer groups and then sets target bonus awards comprising about 15 to 35 percent of total target compensation depending upon the position being reviewed. The Committee reviews the Company's annual performance plan and the individual goals and objectives of each Named Executive Officer for the ensuing fiscal year and sets incentive target bonus awards which are directly linked to the short-term financial performance of the Company as a whole and to the specific annual goals and objectives of each Named Executive Officer. In February of each year, the Committee meets to review the performance of the Company and the performance of the Chief Executive Officer and each Named Executive Officer in relation to the Company's performance plan for the fiscal year then ended and in relation to the goals set for the Chief Executive Officer and each Named Executive Officer and awards bonuses accordingly. The Committee then sets base salaries and target bonus awards for the next fiscal year. The Committee has discretion to reward extraordinary accomplishments with special bonuses. In this process the Committee first meets with the Chief Executive Officer to review the performance of the Company and the performance of each Named Executive Officer and then meets in an executive session to review the performance of all the Named Executive Officers, including the Chief Executive Officer.

      In addition to salaries and incentive bonuses, the Committee also grants stock options to Named Executive Officers and other key employees of the Company in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value. In 1989 the Committee granted a performance-related stock option for the purchase of 400,000 shares of Common Stock to the Chief Executive Officer which becomes exercisable ratably over 10 years, but only to the extent that the Company's earnings and return on equity increase over certain base levels. This option was granted under the Company's 1981 Employee Stock Option Plan.

      The Committee believes that the foregoing combination of base salaries, incentive bonuses, stock options and performance-related stock options have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

      The foregoing report has been furnished by the three members of the Human Resources and Compensation Committee-Dr. Marvin G. Schorr (Chairman), Dr. Wickham Skinner and Dr. Mark S. Wrighton.

                 STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the change in the cumulative total stockholder return of the Company's Common Stock against the change in the cumulative total return of the S&P High Technology Composite Index and the Nasdaq Composite Index for the period of five fiscal years ending December 31, 1995.


                           1990   1991   1992   1993   1994   1995
                           ---------------------------------------

HELIX                      100    291    236    407    1,011  2,388
NASDAQ COMPOSITE           100    161    187    215      210    296
S&P HIGH TECH COMPOSITE    100 	  114    119	146	 170    245

                           DIRECTORS' COMPENSATION

      A Director who is also a full-time employee of the Company receives no additional compensation for services as a Director. During 1995, each non-employee Director received an annual retainer fee of $21,000 ($22,000 for Committee Chairmen) payable in four equal quarterly installments. This Directors' compensation policy has been in effect for two years.

      In addition, the Company has a stock option plan (the "1992 Directors' Plan") covering its non-employee Directors. Under the terms of the 1992 Directors' Plan, each non-employee Director, when first elected a Director at an Annual Meeting of Stockholders, receives an option to acquire 10,000 shares of Common Stock of the Company at a purchase price equal to fair market value on that date. Options are exercisable beginning at the date of grant in cumulative installments of 2,000 shares each, the remaining installments becoming exercisable upon each further re-election as a Director of the Company.

      The stockholders are being asked to consider the adoption of a new stock option plan for non-employee Directors of the Company (the "1996 Directors' Plan"). If the 1996 Directors' Plan is adopted, no further grants will be made under the 1992 Directors' Plan. See Proposal 3 on page 17.

                            EMPLOYMENT AGREEMENT

      In December of 1989, the Company entered into an employment agreement with Mr. Lepofsky, which runs through December 31, 1999, at a minimum annual salary which is currently at $330,000. The agreement provides for annual incentive awards in amounts to be determined by the Human Resources and Compensation Committee and salary continuation for the shorter of two years or the entire length of the agreement in the event (i) Mr. Lepofsky terminates his agreement following a change of control of the Company not approved by the Board of Directors and a change in a majority of the Directors, or (ii) Mr. Lepofsky's employment is terminated involuntarily and not for cause; except that the two-year limit shall not apply in either event if the Company has achieved certain specified performance goals or Mr. Lepofsky has ceased (prior to termination) to have general charge and supervision of the Company. (See "Severance and Change of Control Arrangements" below.) The minimum annual salary may be increased from time to time at the discretion of the Human Resources and Compensation Committee. The agreement contains non-competition covenants in favor of the Company. The agreement also contains a non-qualified performance stock option granting to Mr. Lepofsky the right to purchase up to 400,000 shares of Common Stock of the Company at an option price of $3.375 per share. This option was granted under the Company's 1981 Employee Stock Option Plan. The option becomes exercisable in ten annual installments of up to 40,000 shares each, beginning on March 1, 1991, and ending on March 1, 2000, to the extent that the Company meets certain targets for return on equity and percentage increase in earnings per share over certain base levels for the prior year, or for an average of up to the prior three years, or for the first five years, or for the entire 10-year period, of the agreement. Based on 1993 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1994. Based on 1994 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1995. In addition, based on cumulative performance for the five-year period ending December 31, 1994, 120,000 shares also became exercisable on March 1, 1995. Based on 1995 performance, options for the purchase of 40,000 shares became exercisable on March 1, 1996.

                SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

      The Company's employment agreement with Mr. Lepofsky provides for certain benefits in the event of involuntary termination of his employment not for cause or in the event he terminates his employment following a change of control of the Company that is not approved by the Company's Board of Directors, and a change in a majority of the Directors. Under Mr. Lepofsky's employment agreement, in the event of his involuntary termination not for cause, or in the event of his voluntary termination following both a change of control of the Company not approved by the Board of Directors, and a change in a majority of the Directors, Mr. Lepofsky would be entitled to receive base salary continuance through December 31, 1999, or for two years, whichever period is shorter, except that the two-year limitation shall not apply in the event the Company has achieved certain specified performance targets for return on investment and percentage increase in earnings per share, or in the event that Mr. Lepofsky has ceased (prior to termination) to have general charge and supervision of the Company. In the event of a change of control of the Company not approved by the Board of Directors, followed by a change in a majority of the Directors on the Board, Mr. Lepofsky would have the right to terminate his agreement and a percentage of all remaining installments of his 400,000 share stock option would become exercisable equal to the percentage of installments that had previously become exercisable. In the event of the involuntary termination of Mr. Lepofsky's employment not for cause, a percentage of up to three remaining 40,000 share installments of his 400,000 share stock option would become exercisable, equal to the percentage of installments that had previously become exercisable.

      Any compensation payable to Mr. Lepofsky contingent on a change of control which qualifies as a parachute payment under Section 280G of the Internal Revenue Code, as amended, shall be limited to the maximum amount that may be paid to him without any part of all of such compensation being deemed an excess parachute payment under that Section. Based on his current base salary and his agreement, Mr. Lepofsky could receive a maximum (as described above) of $1,155,733 under this severance arrangement.

                                PROPOSAL TWO

                 ADOPTION OF THE 1996 EQUITY INCENTIVE PLAN
                     AS AN AMENDMENT AND RESTATEMENT OF
                     THE 1981 EMPLOYEE STOCK OPTION PLAN

General

      On February 14, 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Equity Incentive Plan (the "Plan") as an amendment and restatement of the Company's 1981 Employee Stock Option Plan (the "1981 Plan"). If the Plan is approved by stockholders, the Plan will supersede the 1981 Plan, the separate existence of which shall terminate on the effective date of the Plan. The rights and privileges of the holders of outstanding options under the 1981 Plan will not be affected. The purpose of the Plan is to attract and retain key employees and consultants of the Company and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Plan will be administered by one or more committees (each a "Committee") of not less than three members of the Board of Directors appointed by the Board of Directors to administer the Plan or a specified portion thereof.

      The following summary of the Plan is qualified by reference to the full text of the Plan attached as Appendix A to this Proxy Statement.

Proposed Amendments to the 1981 Plan

      Approval of the Plan would amend the 1981 Plan to (a) increase the number of shares of Common Stock subject to grants by 370,924 shares (not to exceed 400,000 shares of Common Stock in the aggregate), (b) expand the types of awards and the flexibility of the Committee to fix the terms and conditions of awards available to be granted and (c) specify a limit on the maximum number of shares in the aggregate in any calendar year with respect to which stock options and stock appreciation rights ("SARs") may be made to any participant under the Plan. The Board of Directors believes the increase in shares is needed to ensure that a sufficient number of shares are available to be issued under the Plan in the future and that the additional types of awards will provide needed flexibility in structuring appropriate equity incentives for key employees of the Company and its affiliates.

Shares Subject to Awards

      As of March 18, 1996, 29,076 shares were available for awards under the 1981 Plan. The proposed Plan would make an additional 370,924 shares available for award, for a total of 400,000 shares available under the Plan. The number and kind of shares are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Common Stock. If any outstanding or future award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares which would have been issuable will again be available for award under the Plan. The closing price of the Common Stock on the Nasdaq National Market System on March 18, 1996, was $27.25.

Description of Awards

      The 1981 Plan currently provides for the granting of awards in the form of stock options. In addition to these awards, the amended Plan would permit the grant of restricted stock and stock appreciation rights ("SARs"). As amended, the Plan would provide the following three basic types of awards:

            Stock Options. The Committee may grant incentive stock options eligible for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory stock options. The Committee will determine the option price and exercise period of each option granted, provided that the option price may not be less than 100% of the fair market value of the Common Stock on the date of grant. No incentive stock option may be granted under the Plan more than ten years after the effective date thereof. An option may be exercised by the payment of the option price in whole or in part in cash or, to the extent permitted by the Committee, by delivery of a note or shares of Common Stock owned by the participant valued at their fair market value on the date of delivery, or such other lawful consideration as the Committee may determine.

            Stock Appreciation Rights. The Committee may grant SARs where the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the excess in value of shares of Common Stock over the exercise price of the SAR on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than 100% of the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option. In the case of those tandem SARs which can only be exercised during limited periods following a change in control of the Company, the participant would be entitled to receive an amount based upon the highest price paid or offered for the Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the change in control.

            Restricted Stock. The Committee may grant shares of Common Stock, subject to forfeiture, for no cash consideration or for such minimum consideration as may be required by applicable law. With respect to any restricted stock grant, the Committee has full discretion to determine the number of shares subject to the grant, the consideration to be paid by the participant, the conditions under which the shares may be forfeited to the Company and the other terms and conditions of the grant.

      Awards under the Plan shall contain such terms and conditions not inconsistent with the Plan as the Committee in its discretion approves. The Committee has discretion to administer the Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Plan.

      The maximum aggregate number of shares subject to stock options or SARs that may be granted to a participant in any calendar year is 100,000 shares. Incorporation of this limit is intended to qualify stock options and SARs as performance-based compensation that is not subject to the $1 million limit on deductibility for federal income tax purposes of compensation paid to certain senior officers.

Amendment

      The Board has authority to amend, suspend or terminate the Plan or any portion thereof without stockholder approval unless such approval is necessary to comply with any applicable tax or regulatory requirement. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a non-statutory option, if the Committee determines that such action would not adversely affect the participant. The Plan has no expiration date.

Federal Income Tax Consequences Relating to Stock Options

      The Company has been advised by Palmer & Dodge, counsel to the Company, that, under the federal tax laws, options granted under the Plan will be treated as follows:

            Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short- or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

            Non-Statutory Stock Options. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise,
      (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short- or long-term capital gain or loss and will not result in any deduction by the Company.

Vote Required

      Approval of the Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and accordingly will have the effect of negative votes. If the Plan is not approved, the Plan will not be adopted. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE PLAN.

                               PROPOSAL THREE

                   ADOPTION OF THE 1996 STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS

General

      On February 14, 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Stock Option Plan for Non-Employee Directors (the "1996 Directors' Plan"). If the 1996 Directors' Plan is approved by stockholders, the 1996 Directors' Plan will supersede the Company's 1992 Stock Option Plan for Non-Employee Directors (the "1992 Directors' Plan"), and no further grants of stock options will be made under the 1992 Directors' Plan. The rights and privileges of the holders of outstanding options under the 1992 Directors' Plan will not be affected.

      The following summary of the 1996 Directors' Plan is qualified by reference to the full text of the 1996 Directors' Plan attached as Appendix B to this proxy statement.

Summary of the 1996 Directors' Plan

      The 1996 Directors' Plan provides for the issuance of options to eligible non-employee Directors in order to attract and retain the services of experienced and knowledgeable independent Directors and to provide additional incentive for such Directors to continue to work for the best interests of the Company and the stockholders through continuing ownership of Common Stock. An aggregate of 100,000 shares of Common Stock (subject to adjustments for capital changes) has been reserved for issuance under the 1996 Directors' Plan. The 1996 Directors' Plan is administered by the Compensation Committee of the Board of Directors.


      Under the terms of the 1996 Directors' Plan, each Director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and who is elected a Director at the 1996 Annual Meeting of Stockholders (a "Current Director") shall be granted an option, immediately upon stockholder approval of the 1996 Directors' Plan, to acquire 5,000 shares of Common Stock under the 1996 Directors' Plan (a "Current Director's Initial Option"). Any other Director who is not otherwise an employee of the Company or any of its subsidiaries and who is elected a Director by the Board of Directors for the first time at any time after the 1996 Annual Meeting of Stockholders (a "New Director") shall be granted an option, immediately upon his or her election as a Director by the Board of Directors, to acquire 5,000 shares of Common Stock under the 1996 Directors' Plan (a "New Director's Initial Option"). Upon the expiration of any Initial Option pursuant to the terms of the 1996 Directors' Plan, any Director who is not otherwise an employee of the Company or any of its subsidiaries, who is still a Director of the Company on the date of such expiration, and who is reelected as a Director of the Company at the Annual Meeting of Stockholders occurring on the date of such expiration, shall be immediately granted a new option on such expiration date to acquire 5,000 additional shares of Common Stock under the 1996 Directors' Plan (an "Additional Option").

      Options are granted under the 1996 Directors' Plan at exercise prices equal to the fair market value of the Company's Common Stock at the time the options are granted. Fair market value shall be the mean between the high and low quoted selling prices per share of the Company's Common Stock on the date of grant as reported on the Nasdaq National Market System, or if not so reported, on the principal national securities exchange on which the Common Stock is then listed. On March 18, the fair market value of a share of Common Stock of the Company was $27.375. Options granted under the 1996 Directors' Plan shall become exercisable in five cumulative 20% installments of 1,000 shares each. It is the intent of the 1996 Directors' Plan that for each non-employee Director who remains eligible, an installment of 1,000 shares shall become exercisable immediately upon his or her election as a Director at each Annual Meeting of Stockholders during the term of the 1996 Directors' Plan, excluding only the 1996 Annual Meeting of Stockholders. In the case of a Current Director's Initial Option, the first of five cumulative installments shall become exercisable immediately upon his or her election as a Director at the 1997 Annual Meeting of Stockholders (assuming approval of the 1996 Directors' Plan by the stockholders). In the case of a New Director's Initial Option, the first of five cumulative installments shall become exercisable immediately upon his or her election as a Director at the first Annual Meeting of Stockholders to occur after the date of grant of the New Director's Initial Option (assuming approval of the 1996 Directors' Plan by the stockholders). In the case of an Additional Option, the first of five cumulative installments shall become exercisable simultaneous with the grant of such Additional Option on the expiration date of the Initial Option, provided that the Director is reelected at the Annual Meeting of Stockholders occurring on the expiration date of such Initial Option.

      For both Initial Options and Additional Options, each further 20% installment of 1,000 shares shall become exercisable one at a time immediately following each Annual Meeting of Stockholders thereafter, provided such optionee continues in office as a Director of the Company at such time. No Current Director's Initial Option shall be exercisable later than the date of the sixth Annual Meeting of Stockholders following the date on which the Current Director's Initial Option was granted. No New Director's Initial Option shall be exercisable later than the date of the sixth Annual Meeting of Stockholders following the date on which the New Director's Initial Option was granted. No Additional Option shall be exercisable later than the date of the fifth Annual Meeting of Stockholders following the date on which the Additional Option was granted.

      Options and stock received upon the exercise of options may not be disposed of within six months following the later of the date of grant or approval of the 1996 Directors' Plan by the stockholders. Upon the exercise of an option, an option holder may pay the purchase price for the shares being purchased in whole or in part (i) with shares of Common Stock of the Company already owned for a period of at least six months by the person exercising the option, valued at the fair market value on the business day immediately prior to the date of exercise, or (ii) by check, or (iii) any combination of Common Stock or check. Options granted under the 1996 Directors' Plan are non-qualified stock options.

      Options are not assignable or transferrable, except in the event of death. If an option holder ceases to be a Director, the holder's options must be exercised to the extent exercisable at the time of such cessation prior to the date six months after such cessation (twelve months if the optionee died while a Director) or prior to the date the option expires, whichever is earlier. No options may be granted after May 31, 2006, although options already granted may extend beyond that date.

      No amendment of the 1996 Directors' Plan by the Committee may (i) increase materially the benefits accruing to participants under the 1996 Directors' Plan, (ii) increase the maximum aggregate number of shares for which options may be granted under the 1996 Directors' Plan or the number of shares for which an option may be granted to any option holder, (iii) modify the provisions of the 1996 Directors' Plan regarding eligibility or exercise price, or (iv) extend the expiration date of the 1996 Directors' Plan. In addition, provisions of the 1996 Directors' Plan relating to the amount, price and timing of options to be awarded under the 1996 Directors' Plan may not be amended more than once every six months, other than to conform to changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules issued thereunder.

Tax Aspects

      The Company has been advised by Palmer & Dodge, counsel to the Company, that, under the federal tax laws, options granted under the 1996 Directors' Plan will be treated as follows:

            Non-Qualified Stock Options. The grant of non-qualified stock options, like those granted under the 1996 Directors' Plan, will not result on the date of grant in either the recognition of taxable income by the optionee or in a corresponding business expense deduction for the Company. The option holder will, however, recognize ordinary income on the date of exercise of the option in the amount by which the fair market value of the purchased shares on that date exceeds the option price. The fair market value of the shares on the date of exercise will be the tax basis thereof for computing gain or loss on any subsequent sale. At the time of exercise, the Company would be entitled to a business expense deduction equal to the amount of ordinary income recognized by the option holder. Any additional gain or loss recognized by the option holder upon the subsequent disposition of the purchased shares will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year prior to disposition.

            Payment of Estimated Tax Obligations. In exercising an option, an optionee may make a good faith estimate of the tax obligations (the "Estimated Tax Obligations") the optionee is likely to incur as a result of the exercise, and may elect (the "Election") to cause the Company to repurchase on the date of exercise a sufficient number of shares of Common Stock to satisfy the optionee's Estimated Tax Obligations. In the event of an Election, the Company shall (i) calculate, for repurchase by the Company, that number of shares of Common Stock equal in value to the Estimated Tax Obligations, based on the fair market value of the shares on the exercise date; (ii) reduce accordingly the number of shares to be distributed to the optionee pursuant to the exercise; and (iii) refund to the optionee a cash amount equal to the Estimated Tax Obligations. Pursuant to Section 16(b) of the Securities Exchange Act of 1934, no Election shall be effective for an exercise date which occurs within six months of the grant of the option, except that this limitation shall not apply in the event the death or disability of the optionee occurs prior to the expiration of the six-month period.

            Exercise of Options by Exchange of Company Common Stock. When an option holder exercises non-qualified options by exchanging other Company Common Stock owned by the option holder ("old stock") instead of, or in addition to, cash in payment of the option price: (i) no gain or loss will be recognized with respect to any old stock, but shares acquired upon exercise of the option will be subject to tax as ordinary income as explained above; (ii) the income tax basis of the portion of the shares received for the old stock will be the same as the basis of the old stock, plus any amount treated as ordinary income; and (iii) provided the old stock was held as a capital asset on the date of exchange, the holding period of the shares received will include the holding period of the old stock surrendered.

Approval

      Stockholder approval of the 1996 Directors' Plan is required under the rules under Section 16(b) of the Securities Exchange Act of 1934 in order for the Directors receiving options under the 1996 Directors' Plan to rely on the exemption from short-swing profit rules under Section 16(b) permitting receipt and exercise of options during any six-month period. The affirmative vote by the holders of a majority of the securities present, or represented, and entitled to vote at the meeting is required to approve the 1996 Directors' Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote. In the event that stockholder approval is not received, the 1996 Directors' Plan will not be implemented and no options will be granted under the 1996 Directors' Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE 1996 DIRECTORS' PLAN.

                                PROPOSAL FOUR

                           APPOINTMENT OF AUDITORS

      The Board of Directors has appointed Coopers & Lybrand, L.L.P. , independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1996. Coopers & Lybrand, L.L.P. has audited the accounts of the Company for each year since 1967. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND, L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996.

                         STOCKHOLDINGS OF PRINCIPAL
                         STOCKHOLDERS AND MANAGEMENT

      The following tabulation shows as of March 18, 1996, (i) any person (including any partnership, syndicate, or other group) known to management to be the beneficial owner of more than 5 percent of any class of the Company's voting securities, and (ii) the total number of shares of the Company's voting securities beneficially owned by each Named Executive Officer and by all Directors and Executive Officers as a group.

                                       Amount and
          Name and Address             Nature of
Title of  or Title                     Beneficial    Percent of
Class     of Beneficial Owner          Ownership     Class
---------------------------------------------------------------

Common    Memorial Drive Trust         1,530,400(1)  15.62%
          125 CambridgePark Drive
          Cambridge, MA 02140

Common    Pilgrim Baxter & Associates    931,200      9.51%
          1255 Drummers Lane
          Wayne, PA 19087-1590

Common    Robert J. Lepofsky             294,500(2)   2.96%
          President & Chief
          Executive Officer

Common    Stephen D. Allison               2,775(2)     **
          Vice President &
          Chief Financial Officer

Common    Gerald J. Fortier               57,000(2)     **
          Vice President

Common    Robert E. Anastasi              20,000(2)     **
          Vice President

Common    Ellen S. Nelson                 21,500(2)     **
          Vice President

Common    All Directors and Executive    668,025(2)   6.68%
          Officers as a group(11)

-------------------
<F1> **    Less than 1 percent of shares outstanding.
<F2> (1)   Management has been advised that the beneficial owners have sole investment and voting power with respect to the shares listed.
<F3> (2)   Beneficial ownership also includes shares that each named
           individual and the Directors and Executive Officers as a group have the right to acquire within 60 days from March 18, 1996, through the exercise of options. The amounts listed include shares under such options as follows: Mr. Lepofsky, 140,000; Mr. Allison, 1,875; Mr. Fortier, 25,000;
           Mr. Anastasi, 2,000; Ms. Nelson, 21,500; and all Directors and Executive
           Officers as a group, 212,375.

                    COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's Directors and Executive Officers, and persons who own more than 10 percent of Common Stock of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, Directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended December 31, 1995, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10 percent beneficial owners were complied with, except that a Report on Form 4 for the month of November 1995 with regard to Mr. Allison was filed on January 9, 1996.

                                ANNUAL REPORT

      The Company's Annual Report to Stockholders for the year ended
December 31, 1995, includes financial statements and a report and opinion of Coopers & Lybrand, L.L.P. who has audited the accounts of the Company for each year since 1967. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting to make a statement, if he so desires, and to respond to appropriate questions.

                                OTHER MATTERS

      Management does not know of any matters to be presented to the meeting other than as described above. If any other matters properly come before the meeting, it is intended that the holders of the Proxies will vote the Proxies upon those matters in accordance with their best judgment.

                            STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented by a stockholder at the 1997 Annual Meeting of Stockholders must be received by the Company no later than November 26, 1996.

                          EXPENSES OF SOLICITATION

      The cost of preparing, assembling, and mailing Proxy materials will be borne by the Company. In addition to solicitation by use of the mails, the Company may request brokers and banks to forward copies of Proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may request the return of the Proxies by telephone, facsimile and personal interview.




                                       Beverly L. Armell
                                       Secretary


March 25, 1996



                                                                   APPENDIX A

                        HELIX TECHNOLOGY CORPORATION

                         1996 EQUITY INCENTIVE PLAN

1. Purpose

      The purpose of the Helix Technology Corporation 1996 Equity Incentive
Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

      The Plan is an amendment and restatement of the Company's 1981
Employee Stock Option Plan (the "1981 Plan") and supersedes the 1981 Plan, the separate existence of which shall terminate on the effective date of the Plan. Nothing herein shall adversely affect the rights and privileges of holders of outstanding options under the 1981 Plan.

2. Definitions

      "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

      "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

      "Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant
Awards to a Reporting Person or a "covered employee" within the meaning of
Section 162(m) of the Code, each member shall be a "disinterested person" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside Director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

      "Common Stock" or "Stock" means the Common Stock, $1.00 par value, of the Company.

      "Company" means Helix Technology Corporation.

      "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

      "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

      "Incentive Stock Option" -- See Section 6(a).

      "Nonstatutory Stock Option" -- See Section 6(a).

      "Option" -- See Section 6(a).

      "Participant" means a person selected by the Committee to receive an Award under the Plan.

      "Reporting Person" means a person subject to Section 16 of the Exchange Act.

      "Restricted Period" -- See Section 8(a).

      "Restricted Stock" -- See Section 8(a).

      "Stock Appreciation Right" or "SAR" -- See Section 7(a).

3. Administration

      The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

4. Eligibility

      All employees and, in the case of Awards other than Incentive Stock
Options under Section 6, consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

5. Stock Available for Awards

      (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 370,924 shares of Common Stock, together with all shares of Common Stock available for issue under the 1981 Plan on the effective date of the Plan (not to exceed 400,000 shares of Common Stock in the aggregate). If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive
Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

      (c) Limit on Individual Grants. The maximum number of shares of Common
Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed
100,000 shares, subject to adjustment under subsection (b).

6. Stock Options

      (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock
(i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock
Options") and (ii) not intended to comply with such requirements
("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

      (b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      (c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

7. Stock Appreciation Rights

      (a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

      (b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair
Market Value of the Common Stock on the date of the grant.

      (c) Limited SARs. An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

8. Restricted Stock

      (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture
("Restricted Stock") and determine the duration of the period (the
"Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

      (b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted
Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

9. General Provisions Applicable to Awards

      (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

      (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

      (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

      (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

      (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated
Beneficiary may receive payment of an Award or exercise rights thereunder.

      (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

      (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including
Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

      (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The
Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

      (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

      (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

10. Miscellaneous

      (a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A
Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

      (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on February 14, 1996.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

      (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                             -------------------

This Plan was approved by the Board of Directors on February 14, 1996.

[This Plan was approved by the stockholders on April 24, 1996.]



                                                                  APPENDIX B

                        HELIX TECHNOLOGY CORPORATION

              1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose

      The purpose of the Helix Technology Corporation 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to attract and retain the services of experienced and knowledgeable Directors of Helix Technology
Corporation (the "Corporation") for the benefit of the Corporation and its stockholders and to provide additional incentives for such Directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2. Shares Subject to the Plan

      The total number of shares of common stock, par value $1.00 per share
(the "Common Stock"), of the Corporation which may be issued pursuant to options granted under the Plan shall not exceed 100,000 in the aggregate
(the "Shares"), subject to adjustment in accordance with Section 10 hereof.
Shares for which options have been granted pursuant to the Plan, but which options have lapsed or otherwise terminated or been canceled to any extent prior to full exercise, shall become available for additional options granted under the Plan. One Hundred Thousand (100,000) Shares are hereby reserved for issuance upon the exercise of options granted under the Plan.

3. Administration of Plan

      The Plan shall be administered by the Compensation Committee (the
"Committee") of the Board of Directors (the "Board"). The Committee shall consist of at least two members of the Board who are not employees or officers of the Corporation or its subsidiaries and who are "disinterested persons" as defined in Securities and Exchange Commission Rule 16b-3, as amended. The Committee shall appoint a person (the "Plan Administrator") to keep records of all elections of Directors and the grant, vesting and exercise of all options, and the sale or other disposition of all Shares acquired pursuant to such exercise.

      The Committee shall have no authority, discretion or power (i) to select the participants who will receive options (except to the extent that the Board initially elects a Director to the Board), or (ii) to set the number of Shares to be covered by each option, or (iii) to set the exercise price or the vesting schedule or the period within which options may be exercised, or (iv) to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 15. Subject to the foregoing limitations, the Committee shall have the power to (i) construe the respective stock option grants and the Plan and make all other determinations necessary or advisable for administering the Plan, (ii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option grant in the manner and to the extent that the Board shall deem expedient to carry it into effect, and (iii) constitute and appoint a person or persons selected by them to execute and deliver in the name and on behalf of the Corporation all such grants, agreements, instruments and other documents. It is the intent of this Plan that it operate in all events subject to approval of the Plan by the stockholders of the Corporation and that the granting and vesting of such options be automatic in accordance with the terms of this Plan for each non-employee
Director, subject to the authority, discretion or power of the stockholders to fail to elect an optionee to the Board of Directors of the Corporation, or to remove an optionee from the Board of Directors of the Corporation, or to amend or terminate this Plan.

4. Eligibility; Grant of Options

      (a) Each Director of the Corporation who is not otherwise an employee of the Corporation or any of its subsidiaries and who is elected a Director of the Corporation at the 1996 Annual Meeting of Stockholders of the Corporation (a "Current Director") shall be granted an option, immediately upon approval of the Plan by the stockholders at the 1996 Annual Meeting, to acquire 5,000 Shares under the Plan (a "Current Director's Initial Option").

      (b) Any other Director who is not otherwise an employee of the Corporation or any of its subsidiaries and who is elected a Director of the Corporation by the Board for the first time at any time after the 1996
Annual Meeting of Stockholders (a "New Director") shall be granted an option, immediately upon his or her election as a Director by the Board, to acquire 5,000 Shares under the Plan (a "New Director's Initial Option").

      (c) Upon the expiration of any Initial Option pursuant to Section 8, any Director who is not otherwise an employee of the Corporation or any of its subsidiaries, who is still a Director of the Corporation on the date of such expiration (the "Expiration Date"), and who is reelected as a Director of the Corporation at the Annual Meeting of Stockholders occurring on such Expiration Date shall be immediately granted a new option on such Expiration
Date to acquire 5,000 additional Shares under the Plan (an "Additional
Option").

5. Option Grant

      Each option granted under the Plan shall be a Non-Qualified Stock
Option and shall be evidenced by a Grant of Option duly executed on behalf of the Corporation which options may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan.

6. Option Exercise Price

      The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. Fair market value shall be the mean between the high and low quoted selling prices of the Common Stock on the date the option is granted as reported on the Nasdaq National Market System or, if not so quoted, on the principal national securities exchange on which the Common
Stock is then listed. The option exercise price shall be subject to adjustment in accordance with Section 10 hereof.

7. Time and Manner of Exercise of Options

      (a) Exercise of Options.

      Options granted under the Plan shall become exercisable in five cumulative 20% installments of 1,000 Shares each. It is the intent of this Plan that for each non-employee Director who remains eligible hereunder, an installment of 1,000 Shares shall become exercisable immediately upon his or her election as a Director at each Annual Meeting of Stockholders during the term of this Plan, excluding only the 1996 Annual Meeting of Stockholders.

      (i) In the case of a Current Director's Initial Option, the first of five cumulative installments shall become exercisable immediately upon his or her election as a Director at the 1997 Annual Meeting of Stockholders (assuming approval of the Plan by the stockholders).

      (ii) In the case of a New Director's Initial Option, the first of five cumulative installments shall become exercisable immediately upon his or her election as a Director at the first Annual Meeting of Stockholders to occur after the date of grant of the New
             Director's Initial Option (assuming approval of the Plan by the stockholders).

      (iii) In the case of an Additional Option, the first of five cumulative installments shall become exercisable simultaneous with the grant of such Additional Option on the Expiration Date of the Initial
             Option, provided that the Director is reelected at the Annual
             Meeting of Stockholders occurring on such Expiration Date.

      For both Initial Options and Additional Options, each further 20% installment of 1,000 Shares shall become exercisable one at a time immediately following each Annual Meeting of Stockholders thereafter, provided such optionee continues in office as a Director of the Corporation at such time, and provided, however, that:

      (i) No Current Director's Initial Option shall be exercisable later than the date of the sixth Annual Meeting of Stockholders following the date on which the Current Director's Initial Option was granted, which shall be the Expiration Date of such option;


      (ii) No New Director's Initial Option shall be exercisable later than the date of the sixth Annual Meeting of Stockholders following the date on which the New Director's Initial Option was granted, which shall be the Expiration Date of such option; and

      (iii) No Additional Option shall be exercisable later than the date of the fifth Annual Meeting of Stockholders following the date on which the Additional Option was granted, which shall be the Expiration Date of such option.

      Options granted hereunder and Common Stock issuable upon the exercise of options may not be disposed of within six months following the later of the date of grant or date of approval of the Plan by the stockholders.

      To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Corporation, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares. Payment shall be in whole or in part (i) by shares of Common Stock of the Corporation already owned for a period of at least six months by the person exercising the option, valued at fair market value as defined above on the business day immediately prior to the date of exercise, or (ii) by check, or both.

      (b) Taxes.

      In exercising an option hereunder, the optionee may make a good faith estimate of the tax obligations (the "Estimated Tax Obligations") likely to be incurred by such optionee as a result of the exercise, and may, by written notice to the Corporation, elect (the "Election") to cause the Corporation to repurchase on the date of exercise (the "Exercise Date") a sufficient number of Shares to satisfy the optionee's tax obligations.

      In the event of an Election, the Corporation shall (i) calculate, for repurchase by the Corporation, that number of Shares equal in value to the Estimated Tax Obligations, based on the fair market value of the Shares on the Exercise Date; (ii) reduce accordingly the number of Shares to be distributed to the optionee pursuant to the exercise; and (iii) refund to the optionee a cash amount equal to the Estimated Tax Obligations.

      Any Election must be made by written notice to the Corporation prior to the Exercise Date. The Committee may disapprove the Election, may suspend or terminate the right to make an Election, or may provide with respect to any option hereunder that the right to make an Election shall not apply to such option. An Election is irrevocable. All payments of the optionee's tax obligations shall in any case remain the responsibility of the optionee.

      Pursuant to Section 16(b) of the Securities Exchange Act of 1934, no
Election shall be effective for an Exercise Date which occurs within six months of the grant of the option, except that this limitation shall not apply in the event the death or disability of the optionee occurs prior to the expiration of the six-month period.

8. Term of Options

      The Expiration Date for each option shall be as set forth in Section
7(a) hereof, but shall be subject to earlier termination as herein provided.

      In the event that an optionee ceases to be a Director of the Corporation for any reason whatsoever, the option granted to such optionee may be exercised by him or her (but only to the extent that under Section 7 the right to exercise the option has accrued and is in effect on the date he or she ceases to be a Director), at any time prior to the date six months
(12 months if the optionee dies while a Director) after the date such optionee ceases to be a Director of the Corporation, or prior to the date on which the option expires, whichever is earlier.

9. Options Not Transferable

      The right of an optionee to exercise an option granted to him or her under the Plan and any interest therein or in the Shares received upon exercise shall not be assignable or transferable by such optionee in any respect otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall become null and void and shall be without further force or effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer of such option or any interest therein (except as provided in the preceding sentence), including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable with respect to such option or any interest therein.

10. Adjustments Upon Changes in Capitalization

      In the event that the outstanding shares of the Common Stock of the Corporation are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event;
such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per Share.

11. Restrictions on Issuance of Shares

      The Corporation may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

      (i) the Shares with respect to which an option has been exercised are at the time of the issuance of such Shares effectively registered under applicable federal and state securities laws now in force or hereafter amended; or

      (ii) counsel for the Corporation shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities laws now in force or hereafter amended.

      The Corporation shall use its best efforts to bring about compliance with the above conditions within a reasonable time following exercise, except that the Corporation shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance of Shares in respect of which any option may be exercised.

12. Purchase for Investment; Rights of Holder on Subsequent Registration

      Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Corporation shall be under no obligation to issue any Shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Corporation which is satisfactory in form and scope to counsel to the Corporation and upon which, in the opinion of such counsel, the Corporation may reasonable rely, that he or she is acquiring the Shares issued to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as amended, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued.

13. Approval of Stockholders

      This Plan is adopted by the Board of Directors on February 14, 1996, effective immediately but subject to approval by the stockholders of the Corporation at the 1996 Annual Meeting of Stockholders. If this Plan is not approved by the stockholders of the Corporation at the 1996 Annual Meeting of Stockholders, this Plan and all options granted pursuant thereto shall immediately become null and void and shall be of no further force or effect.

14. Expenses of the Plan

      All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

15. Termination and Amendment of Plan

      Unless sooner terminated as herein provided, or extended with the approval of the stockholders of the Corporation, the Plan shall terminate on May 31, 2006, except as to options granted prior to that date. The Committee may at any time terminate the Plan or make such modifications or amendments thereto as it deems advisable; provided, however, that except as provided in
Section 10 the Committee may not, without the approval of the stockholders of the Corporation, (i) increase materially the benefits accruing to participants hereunder, (ii) increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any optionee, (iii) modify the provisions of Section 4 regarding eligibility, (iv) extend the expiration date of the Plan, or (v) modify the provisions of Section 6 regarding the exercise price. Furthermore, Plan provisions relating to the amount, price and timing of securities to be awarded under the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue
Code, the Employee Retirement Income Security Act, or rules thereunder.
Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, materially adversely affect his or her rights under an option previously granted to him or her.

                             --------------------

This Plan was approved by the Board of Directors on February 14, 1996.

[This Plan was approved by the stockholders on April 24, 1996.]




HELIX                                                     THIS IS YOUR PROXY.
                                                      YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your Proxy in the enclosed envelope.

                       COMPANY HIGHLIGHTS DURING 1995

*  During 1995, the Company reported record revenues of $123.7 million, up
   42.5% over the prior year.

*  The Company's Net Income for 1995 increased 97.9% to $21 million.

*  Earnings Per Share for 1995 were $2.10, up from $1.08 in 1994.

* The Company's regular quarterly dividend rate was increased to $0.25 per common share.

                                 DETACH HERE

[X]  Please mark votes as in this example.

1. Election of Directors
Nominees: R. Berman, F. Gabron, M. Lauenstein, R. Lepofsky, M. Schorr,
          W. Skinner, M. Wrighton
[ ] FOR ALL NOMINEES                      [ ] WITHHELD FROM ALL NOMINEES

----------------------------------------------------
[ ] For all nominees except as noted above

2. Approval of 1996 Equity Incentive Plan.
[ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. Approval of 1996 Non-Employee Directors' Stock Option Plan.
[ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. Ratification of Coopers & Lybrand, L.L.P., as independent accountants.
[ ] FOR      [ ] AGAINST      [ ] ABSTAIN

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:------------------------------------------ Date: ------------------

                                 DETACH HERE

                        HELIX TECHNOLOGY CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert J. Lepofsky and Beverly L.
Armell and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders to be held on April 24, 1996, or any adjournment thereof, and there to vote all the shares of Helix
Technology Corporation held of record by the undersigned on March 18, 1996, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4. If any nominee for Director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.

      In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

             (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)
                                                             SEE REVERSE SIDE






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